EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ibex Limited
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-263228 and No. 333-242044) of Ibex Limited, of our report dated September 13, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.
/s/ BDO LLP
BDO LLP
Reading, United Kingdom
September 13, 2023